                                                                     EXHIBIT 4.7

================================================================================

                                  iBASIS, INC.
                                     Issuer

                                      AND

                         U.S. BANK NATIONAL ASSOCIATION
                                  Fiscal Agent


                            FISCAL AGENCY AGREEMENT


                          Dated as of January 30, 2003

================================================================================

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1.  DEFINITIONS.......................................................1
SECTION 2.  APPOINTMENT OF FISCAL AGENT AND PAYING AGENT......................3
SECTION 3.  AUTHORIZED AMOUNTS; LIMITATION OF PAYMENTS........................4
SECTION 4.  FORMS OF NOTES; TRANSFER AND EXCHANGE.............................4
SECTION 5.  NOTE AMOUNT.......................................................6
SECTION 6.  AUTHORIZED REPRESENTATIVES........................................6
SECTION 7.  PAYMENTS ON NOTES AND DISBURSEMENTS FROM THE NOTE
            ACCOUNT; RECORD DATES.............................................6
SECTION 8.  PAYMENTS ON THE NOTES; WITHHOLDING................................7
SECTION 9.  [RESERVED] .......................................................7
SECTION 10. NOTE REGISTER; REGISTRATION, TRANSFER, EXCHANGE;
            PERSONS DEEMED OWNERS ............................................7
SECTION 11. MUTILATED, DESTROYED, LOST, OR STOLEN NOTES......................10
SECTION 12. CANCELLATION.....................................................11
SECTION 13. APPLICATION OF FUNDS; RETURN OF UNCLAIMED FUNDS..................11
SECTION 14. FISCAL AGENT'S STANDARD OF CASE; LIABILITY.......................12
SECTION 15. ISSUANCE OF NOTES ON CLOSING DATE................................13
SECTION 16. COMPENSATION AND INDEMNIFICATION.................................13
SECTION 17. SUPPLEMENTAL AGREEMENTS..........................................14
SECTION 18. LIMITATION ON SUITS..............................................16
SECTION 19. UNDERTAKING FOR COSTS............................................16
SECTION 20. [RESERVED] ......................................................16
SECTION 21. NOTICES..........................................................16
SECTION 22. RESIGNATION OR REMOVAL OF FISCAL AGENT AND
            APPOINTMENT OF SUCCESSOR FISCAL AGENT; MERGER,
            CONVERSION AND CONSOLIDATION.....................................17
SECTION 23. BENEFIT OF AGREEMENT.............................................18
SECTION 24. [RESERVED] ......................................................18
SECTION 25. NOTES HELD BY THE FISCAL AGENT; OTHER BUSINESS
            RELATIONS .......................................................18
SECTION 26. AMENDMENT........................................................19
SECTION 27. GOVERNING LAW....................................................19
SECTION 28. COUNTERPARTS.....................................................19

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
SECTION 29. EXHIBITS ........................................................19
SECTION 30. [RESERVED] ......................................................19
SECTION 31. PRESCRIPTION.....................................................19
SECTION 32. IDENTIFICATION OF NOTEHOLDERS ...................................19
SECTION 33. SURVIVAL OF PROVISIONS...........................................19
SECTION 34. SUCCESSORS AND ASSIGNS...........................................20

                                    EXHIBITS

Exhibit A - Form of Note....................................................A-1
Exhibit B Form of Investor Representation Letter ...........................B-2

                             FISCAL AGENCY AGREEMENT

     FISCAL AGENCY AGREEMENT, dated as of January 30, 2003 (this "Agreement"), between iBASIS, INC., a Delaware corporation (together with its permitted successors and assigns, the "Company"), iBASIS GLOBAL, INC., a Delaware corporation (together with its permitted successors and assigns, "iBasis Global", and collectively with the Company, the "Issuer") and U.S. BANK NATIONAL ASSOCIATION, as the fiscal agent, paying agent, note registrar and authenticating agent hereunder (in such capacity, together with its permitted successors and assigns, the "Fiscal Agent").

                              PRELIMINARY STATEMENT

     WHEREAS, pursuant to a certain Securities Exchange Agreement, as defined below, the Symphony Funds (as defined in the Securities Exchange Agreement) are exchanging (i) an aggregate principal amount of $30,200,000 in aggregate principal amount of the Company's 5 3/4% Convertible Subordinated Notes due 2005 for (ii) $15,100,000 in aggregate principal amount of the Issuer's 11.5% Senior Secured Notes due 2005 to be issued hereunder and warrants exercisable for an aggregate of 3,071,184 shares of Common Stock, $0.001 par value, of the Company, to be issued pursuant to a certain Warrant Agreement (as that term is defined in the Securities Exchange Agreement); and

     WHEREAS, the Issuer wishes to appoint the Fiscal Agent to act as paying agent, registrar and transfer agent in respect of the Issuer's 11.5% Senior Secured Notes due 2005 Notes to be issuer hereunder, and otherwise to provide the services set forth herein, and the Fiscal Agent is willing to accept such appointment and perform such duties as provided in and subject to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. DEFINITIONS.

     Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

     "AUTHENTICATING AGENT" shall mean any Person authorized by the Issuer or the Fiscal Agent pursuant to Section 4 to authenticate any Notes.

     "AUTHORIZED OFFICER" shall mean, with respect to any Person, any chairman, deputy chairman, president, vice president, managing director, director, secretary, treasurer or other officer thereof or any chairman, deputy chairman, president, vice president, secretary, treasurer or other officer of any duly appointed agent thereof who is authorized to act for such Person in matters relating to, and binding upon, such Person.

     "AUTHORIZED REPRESENTATIVE" shall mean any member, officer, director, employee, agent or attorney-in-fact of the Issuer authorized to execute Notes on behalf of the Issuer by manual or facsimile signature and to give instructions and notices on behalf of the Issuer pursuant to Section 6 hereof.

     "BUSINESS DAY" shall mean a day that satisfies the following conditions:
(1) it is a day on which commercial banks settle payments in New York, New York and (2) it is a day on which commercial banks are open for business in the city in which the Corporate Trust Office is located and in the city in which the Corporate Trust Home Office is located.

     "CLOSING DATE" shall mean January 30, 2003.

     "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

     "COLLATERAL AGENT": shall mean the U.S. Bank National Association acting in its capacity as Collateral Agent under the Securities Exchange Agreement, or any successor serving in such capacity under the Securities Exchange Agreement.

     "CORPORATE TRUST OFFICE" shall mean the corporate trust office of the Fiscal Agent designated by the Fiscal Agent for the administration of this Agreement, which is currently located at 2 Avenue de Lafayette, Boston, Massachusetts 02111, Attention: Corporate Trust Services, or at such other address as the Fiscal Agent may designate from time to time by notice to the Noteholders and the Issuer.

     "CORPORATE TRUST HOME OFFICE" shall mean the principal corporate trust office of the Fiscal Agent, which is currently located at 180 E. Fifth Street, St, Paul Minnesota 55101, Attention: Corporate Trust Services, or at such other address as the Fiscal Agent may designate from time to time by notice to the Noteholders and the Issuer as its principal corporate trust office.

     "DISQUALIFIED TRANSFEREE" shall have the meaning set forth in Section
10(h).

     "DTC" shall mean The Depository Trust Company.

     "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended.

     "FISCAL AGENT" shall mean U.S. Bank National Association, as the Fiscal Agent hereunder, until a successor Person shall have become the Fiscal Agent pursuant to the provisions hereof, and thereafter the term Fiscal Agent shall mean such successor Person.

     "HOLDER" or "NOTEHOLDER" shall mean the registered holder of any Note as set forth in the Note Register maintained by the Note Registrar. Notwithstanding any notice to the contrary, the Fiscal Agent shall have no obligation to recognize or deal with any Person claiming an interest in the Notes other than such registered holders.

     "INVESTMENT COMPANY ACT" shall mean the United States Investment Company Act of 1940, as amended.

                                        2             FISCAL AGENCY AGREEMENT

     "INVESTOR REPRESENTATION LETTER" shall mean a letter substantially in the form of Exhibit B hereto, duly completed as appropriate.

     "ISSUER ORDER" shall mean a written order dated and signed in the name of the Issuer by an Authorized Representative of the Issuer.

     "NOTE ACCOUNT" shall mean the account established by the Fiscal Agent pursuant to Section 5(b) hereof.

     "NOTE REGISTER" shall have the meaning set forth in Section 10(a) hereof.

     "NOTE REGISTRAR" shall have the meaning set forth in Section 10(a) hereof.

     "NOTEHOLDER" see "Holder."

     "NOTES" shall mean the Issuer's 11.5% Senior Secured Notes due 2005, duly issued by the Issuer and authenticated and delivered by the Fiscal Agent under this Agreement, which Notes shall be substantially in the form attached hereto as Exhibit A.

     "OFFICER'S CERTIFICATE" shall mean, for any Person, a certificate signed on behalf of such Person by an Authorized Officer of such Person.

     "OPINION OF COUNSEL" shall mean a written opinion, addressed to the Fiscal Agent and inform and substance reasonably satisfactory to the Fiscal Agent, of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia or, with respect to matters relating to the laws of New York or Delaware, which attorney or attorneys may, except as otherwise expressly provided in this Agreement, be counsel for the Issuer or the Fiscal Agent and who shall be reasonably satisfactory to the Fiscal Agent.

     "PAYMENT DATE" shall mean each January 15 and July 15, commencing July 15, 2003.

     "PERSON" shall mean an individual, corporation (including a business trust), partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

     "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning set forth in Section 4(c) hereof.

     "QUALIFIED PURCHASER" shall have the meaning set forth in Section 4(c) hereof.

     "RECORD DATE" shall mean, with respect to a Payment Date, the fifteenth
(15th) day (whether or not a Business Day) prior to such Payment Date.

     "REGISTERED" shall mean, with respect to any debt obligation, a debt obligation (a) that is (in the case of a U.S. issuer) issued after July 18, 1984 and (b) that is in registered form for purposes of the Code.

     "RELEVANT DATE" shall have the meaning set forth in Section 31 hereof.

                                        3            FISCAL AGENCY AGREEMENT

     "RESPONSIBLE OFFICER" shall mean, with respect to the Fiscal Agent, any officer of the Corporate Trust Office of the Fiscal Agent, including any Vice President, Managing Director, Director, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer or any other officer of the Fiscal Agent customarily performing functions similar to those performed by the above-designated officers and with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "RULE 144A" shall mean Rule 144A under the Securities Act.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE AGREEMENT" shall mean that certain Securities Exchange Agreement dated as of January 30, 2003 among the Company, iBasis Global, iBasis Securities Corporation, the Symphony Funds identified therein and the Collateral Agent.

     "STATED MATURITY" shall mean January 15, 2005.

     Section 2. APPOINTMENT OF FISCAL AGENT AND PAYING AGENT.

          (a) The Issuer hereby appoints the Fiscal Agent to act as fiscal agent and as paying agent in respect of the Notes upon the terms and subject to the conditions set forth herein and in the Notes. The Issuer may at any time and from time to time vary or terminate the appointment of a paying agent for the Notes or appoint any additional paying agents for the Notes. The Issuer shall give prompt written notice to the Fiscal Agent of the appointment or termination of any such paying agent and of the location and any change in the location of any such office or agency. The Fiscal Agent shall provide notice to the Holders of any such change or variation of which a Responsible Officer of the Fiscal Agent receives actual notices.

          (b) The Issuer hereby further appoints the Fiscal Agent as registrar and transfer agent in respect of the Notes upon the terms and subject to the conditions set forth herein and in the Notes. The Issuer may at any time and from time to time vary or terminate the appointment of a transfer agent for the Notes or appoint any additional transfer agents for the Notes. The Issuer shall give prompt written notice to the Fiscal Agent of the appointment or termination of any such transfer agent and of the location and any change in the location of any such office or agency. The Fiscal Agent shall provide notice to the Holders of any such change or variation of which a Responsible Officer of the Fiscal Agent receives actual notices.

          (c) The Fiscal Agent hereby accepts its appointment hereunder and agrees to perform its duties hereunder in accordance with the terms hereof.

     Section 3. AUTHORIZED AMOUNTS; LIMITATION OF PAYMENTS.

          (a) The aggregate principal amount of the Notes that may be authenticated and delivered pursuant to this Agreement shall not exceed U.S. $15,100,000, excluding Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 10, 11 or 12 of this Agreement.

                                        4            FISCAL AGENCY AGREEMENT

          (b) No later than the Business Day immediately preceding each Payment Date, the Issuer shall deposit with the Fiscal Agent by wire transfer of immediately available funds, the aggregate amount due and payable under the Notes on such Payment Date, for deposit to the Note Account. Upon receipt thereof, the Fiscal Agent shall deposit such amount to the Note Account, to be applied in accordance with the terms of this Agreement.

          (c) As a condition to the payment of principal of and interest on any Note without U.S. federal back-up withholding, the Issuer shall require the delivery by each Holder of a properly completed and signed Internal Revenue Service Form W-9 (or applicable successor form).

     Section 4. FORMS OF NOTES; TRANSFER AND EXCHANGE.

          (a) The Notes and the Fiscal Agent's certificate of authentication thereon shall be in substantially the form attached hereto as EXHIBIT A, with such appropriate insertions, omissions, substitutions and other variations as the Issuer may direct (with the Fiscal Agent's consent, in the case of the Certificate of Authentication), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined to be appropriate by the Authorized Representative of the Issuer executing such Notes, as evidenced by such Person's execution of such Notes, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Notes may be listed, or to conform to usage. Any portion of the text of any Note may be set forth on the reverse thereof, with the appropriate reference thereto on the face of the Note.

          (b) The Notes may be typed, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Authorized Officers of the Issuer executing such Notes, as evidenced by their execution thereof.

          (c)  On the Closing Date, the Notes shall be issued as provided in
Section 15 in the form of one or more notes in definitive, fully registered form and substantially in the form attached hereto as EXHIBIT A.

          (d) The Notes are being offered and sold in reliance on the exemption from registration under Rule 144A to persons that are "qualified institutional buyers" as defined in Rule 144A under the Securities Act (a "QUALIFIED INSTITUTIONAL BUYER") (except for any sale directly from the Issuer) and a "qualified purchasers" as defined under Section 2(a)(51) of the Investment Company Act (a "QUALIFIED PURCHASER"). Upon the transfer or exchange of any Note, such Notes shall be issued in the form of one or more certificated notes in definitive, fully registered form with the legend set forth in EXHIBIT A added to the form of such Notes, except as otherwise authorized by the Issuer at the time of issuance. The Notes shall be executed on behalf of the Issuer by one of its Authorized Representatives. The signature of such Authorized Representative on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of an individual who was, at the time of such signature, an Authorized Representative of the Issuer shall bind the Issuer, notwithstanding the fact that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office

                                        5            FISCAL AGENCY AGREEMENT
at the date of issuance of such Notes. The Notes shall be registered in the name of the Holder or a nominee thereof and shall be issued in minimum denominations of U.S.$500,000 and integral multiples of U.S.$1,000 in excess thereof.

          (e) The Notes shall be payable solely from amounts deposited with the Fiscal Agent by the Issuer for such purpose pursuant to the terms hereof.

          (f) Each Note authenticated and delivered by the Fiscal Agent pursuant to this Agreement on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated hereunder shall be dated the date of their authentication.

     No Note shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication, substantially in the form provided for herein, executed by the Fiscal Agent (or an Authenticating Agent on its behalf) by the manual signature of one of its Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Such certificate by the Fiscal Agent upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder thereof is entitled to the benefits of this Agreement. Upon the written request and at the expense of the Issuer, the Fiscal Agent shall and, at the election of the Fiscal Agent, the Fiscal Agent may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges pursuant to the terms of the Notes and this Agreement, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized thereunder and hereunder to authenticate the Notes; PROVIDED, HOWEVER, that any such appointment shall be upon terms and conditions reasonably acceptable to the Fiscal Agent (with respect to which the Fiscal Agent may require, among other things, appropriate indemnification for any damages, losses or reasonable costs arising from acts or omissions of such Authenticating Agent). For all purposes of this Agreement, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of Notes "by the Fiscal Agent." Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any other document or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Fiscal Agent and the Issuer. The Fiscal Agent may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Fiscal Agent may at its election, promptly appoint a successor Authenticating Agent, whereupon the Fiscal Agent shall give written notice of such appointment to the Issuer. The provisions of Sections 14 and 16 shall be applicable to any Authenticating Agent.

                                        6            FISCAL AGENCY AGREEMENT

     Section 5. NOTE ACCOUNT.

          (a) On or prior to the Closing Date, the Fiscal Agent shall establish a segregated account for the purpose of receiving and holding amounts deposited hereunder by the Issuer for payment of amounts due and payable on the Notes (the "NOTE ACCOUNT"). On each Payment Date, the Fiscal Agent shall apply available funds held in the Note Account to the payment to Holders of amounts due and payable on the Notes. The Fiscal Agent shall not be under any duty to advance its own funds in any instance. If amounts deposited by the Issuer are insufficient to pay amounts due and payable in full, the Fiscal Agent may apply the available amount on deposit in the Note Account by distributing such amount to Holders pro rata or in such other manner as the Fiscal Agent deems expedient. The Fiscal Agent shall not be under any obligation to invest, or otherwise pay interest on, amounts held in the Note Account from time to time.

     Section 6. AUTHORIZED REPRESENTATIVES.

     From time to time or at the request of the Fiscal Agent, the Issuer shall furnish the Fiscal Agent with a signature list certifying the incumbency and specimen signatures of the Authorized Representatives. The Fiscal Agent shall be entitled to conclusively rely on the last such certificate delivered to it for the purposes of determining the identity of Authorized Representatives.

     Section 7. PAYMENTS ON NOTES AND DISBURSEMENTS FROM THE NOTE ACCOUNT; RECORD DATES.

          (a) On each Payment Date, all amounts in the Note Account shall be applied as provided in Section 5 hereof.

          (b) Payments on the Notes shall be due and payable on each Payment Date to the Persons in whose name the Notes are registered at the close of business on the Record Date for such Distribution Date.

          (c) In the case where any Payment Date is not a Business Day, payment need not be made by the Fiscal Agent on such date, but may be made on the immediately succeeding Business Day.

     Section 8. PAYMENTS ON THE NOTES; WITHHOLDING.

          (a) All payments in respect of the Notes or otherwise hereunder shall be made in U.S. Dollars. All payments on the Notes shall be made by U.S. Dollar check drawn by the Fiscal Agent on an account maintained by it and shall be mailed or, at the option of the relevant Noteholder, transmitted by wire transfer from an account maintained by the Fiscal Agent (subject to usual and necessary banking procedures regarding U.S. Dollar denominated accounts), subject in all cases to any tax, fiscal or other laws or regulations applicable in the place of payment. Any such Holder desiring to receive such wire transfers shall deliver a written request therefor to the Fiscal Agent setting forth the Note numbers of the Notes held by it and for which it desires to receive payment by wire transfer and specifying the banking institution and account number (with any other appropriate information necessary to enable the Fiscal Agent to transmit such payment and to assure proper credit to such Holder's account) to which such payments are to be

                                        7            FISCAL AGENCY AGREEMENT
transferred. A record of each payment made shall be maintained by or on behalf of the Fiscal Agent in accordance with its customary procedures, and such record shall be PRIMA FACIE evidence that the payment in question has been made. The Issuer and the Fiscal Agent shall be fully protected in conclusively relying upon any such request in making payments on the Notes, and any payment transmitted in accordance with such request shall be deemed to have been made upon transmission thereof to the banking institution identified in such request.

          (b) Subject to the foregoing provisions of this Section 8, each Note delivered under this Agreement and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of accrued and unpaid amounts due on such other Note.

          (c) The Issuer and the Fiscal Agent may deem and treat the registered Holder of any Note as the absolute owner of such Note, whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note, for the purpose of receiving payment thereof and for all other purposes, and neither the Issuer nor the Fiscal Agent shall be affected by any notice to the contrary. All such payments so made to such Holder or upon such Holder's order shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for the monies payable upon any such Note.

     Section 9. [RESERVED.]

     Section 10. NOTE REGISTER; REGISTRATION, TRANSFER, EXCHANGE; PERSONS DEEMED OWNERS.

          (a) The Issuer shall cause to be kept a register (the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Notes and the registration of transfers of the Notes. The Fiscal Agent is hereby irrevocably appointed by the Issuer as "NOTE REGISTRAR" for the purpose of registering Notes and transfers of Notes as herein provided (it being hereby acknowledged that nothing contained herein shall limit, bar or restrict the ability or the right of the Fiscal Agent to appoint agents or to delegate duties from time to time or to resign or to be removed pursuant to Section 22). The Issuer shall notify the Fiscal Agent in writing of any Notes owned by or pledged to the Issuer or any of its affiliates promptly upon the acquisition thereof or the creation of such pledge.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Fiscal Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent duly executed by the Holder thereof or its attorney-in-fact duly authorized in writing.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer and/or the Fiscal Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

                                        8            FISCAL AGENCY AGREEMENT

          (b) No Note may be sold or transferred (including, without limitation by pledge or hypothecation) unless the purchaser or transferee is a Qualified Institutional Buyer, which sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws. No purported transfer of any interest in any Note or any portion thereof that is not made in accordance with this Section 10 shall be binding upon the Fiscal Agent or the Issuer and any such purported transfer shall be null and void AB INITIO and vest in the transferee no rights against the Fiscal Agent or the Issuer.

          (c) TRANSFERS AND EXCHANGES OF NOTES. Transfers of Notes, in whole or in part, shall only be made in accordance with this Section 10(c).

               (i) TRANSFER OF NOTES. Upon receipt by the Fiscal Agent, as Note Registrar, of (A) a Holder's Note properly endorsed for assignment to a transferee and (B) a properly completed and executed Investor Representation Letter in the form of EXHIBIT B, the Fiscal Agent will cause one or more Notes in definitive form to be issued to the transferee(s).

               (ii) EXCHANGE OF NOTES. If a Holder of one or more Notes wishes at any time to exchange such Notes for one or more Notes of different notional amounts (but not less than the minimum authorized denomination applicable thereto) that will be beneficially owned by such Holder, such Holder may exchange or cause the exchange of such Notes for an equivalent interest in new Notes in definitive form as provided below. Upon receipt by the Fiscal Agent, as Note Registrar, of (A) such Holder's Notes properly endorsed for such exchange and (B) written instructions from the Holder (or such beneficial Holder, as identified by the Holder) of such Note designating the number and notional amounts of the Notes to be exchanged (the aggregate of such notional amounts being equal to the aggregate notional amount of the Notes surrendered for exchange) and certifying that such exchange does not represent a change in beneficial ownership, then the Fiscal Agent, as Note Registrar, shall cancel such Note in accordance with
     Section 12 hereof, record the exchange in the Note Register in accordance with Section 10(a) hereof and authenticate and deliver one or more Notes in definitive form, registered in the same names as the Notes surrendered by such Holder or such different names as are specified in the endorsement described in clause (A) above, in notional amounts designated by such Holder (the aggregate of such amounts being equal to the beneficial interest in the Notes surrendered by such Holder).

          (d) The Fiscal Agent may conclusively rely on the statement in any Investor Representation Letter and shall be entitled to rely conclusively on the continuing accuracy thereof from time to time (unless and until a Responsible Officer is otherwise notified in writing by the signatory thereto or by the Issuer) in determining whether the provisions of this Section 10 have been complied with. Notwithstanding anything to the contrary in this Agreement, no transfer of a Note may be made if such transfer would require registration of the Issuer under the Investment Company Act (subject, as regards the Fiscal Agent's duties, to Section 10(f) below).

          (e) At any time when the Issuer is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of any Noteholder, the Issuer shall promptly furnish to such Noteholder or to a prospective purchaser of any Note

                                        9            FISCAL AGENCY AGREEMENT
designated by such Noteholder, as the case may be, the information which the Issuer determines to be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("RULE 144A INFORMATION") in order to permit compliance by such Noteholder with Rule 144A in connection with the resale of such Note by such Noteholder. Upon request by the Issuer, the Fiscal Agent shall cooperate with the Issuer in mailing or otherwise distributing (at the Issuer's expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer's written direction, the foregoing materials prepared and provided by the Issuer; PROVIDED, HOWEVER, that the Fiscal Agent shall be entitled to affix thereto or enclose therewith such disclaimers as the Fiscal Agent shall deem reasonably appropriate, at its discretion (such as, for example, a disclaimer that such Rule 144A Information was assembled by the Issuer and not by the Fiscal Agent, that the Fiscal Agent has not reviewed or verified the accuracy thereof, and that it makes no representation as to the sufficiency of such information under Rule 144A or for any other purpose).

          (f) Notwithstanding any term to the contrary appearing herein or in the Notes, the Fiscal Agent shall not be responsible for ascertaining whether any transfer complies with, or otherwise to monitor or determine compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or the Investment Company Act; except that if a certificate is specifically required by the terms of this Section 10 to be provided to the Fiscal Agent by a prospective transferee, transferor or the Issuer, the Fiscal Agent shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section 10. The Investor Representation Letter furnished pursuant to this Section 10 may be relied on conclusively by the Fiscal Agent in determining whether the provisions of this Section 10 have been complied with. None of the Issuer, the Fiscal Agent or any other person shall be required to register the Notes under the Securities Act or any state securities laws.

          (g) If a Responsible Officer of the Fiscal Agent has actual knowledge that (i) a transfer or attempted or purported transfer of any Note or interest therein was consummated in compliance with the provisions of this Section 10 on the basis of a materially incorrect certification from the transferor or purported transferor, (ii) a transferee failed to deliver to the Fiscal Agent any certificate required to be delivered hereunder or (iii) the Holder of any Note or interest therein is in material breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such Holder, the Fiscal Agent shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void AB INITIO and shall vest no rights in the purported transferee (such purported transferee, a "DISQUALIFIED TRANSFEREE") and the last preceding Holder of such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

          (h) If and to the extent any Notes are registered to DTC, or its nominee, or another clearing agency, or any custodian on its behalf, (i) transfers of beneficial interests shall be pursuant to the applicable rules and procedures of DTC or such other clearing agency, as the case may be, (ii) the Fiscal Agent shall have no responsibility for compliance with any of the restrictions on transfer set forth herein in connection with such transfers of beneficial interest, and (iii) the Fiscal Agent shall not be responsible for the accuracy of the records of DTC or any actions or omissions of DTC.

                                       10            FISCAL AGENCY AGREEMENT

     Section 11. MUTILATED, DESTROYED, LOST, OR STOLEN NOTES.

          (a) In case any Note shall become mutilated or defaced, or be destroyed, stolen or lost, the Issuer shall execute, and the Fiscal Agent or Authenticating Agent shall authenticate and deliver, a new Note bearing a number not contemporaneously outstanding, in substitution for the Note so mutilated or defaced, destroyed, stolen or lost. In every case, the applicant for a substituted Note shall, at its expense, furnish to the Issuer and the Fiscal Agent such security or indemnity as may be required by them to save each of them harmless. In every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Fiscal Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. In every case of mutilation or defacement, the applicant shall surrender to the Fiscal Agent the Note so mutilated or defaced. Upon the issuance of any substitute Note, the Fiscal Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

          (b) In case any mutilated, defaced, destroyed, stolen or lost Note has matured or is about to mature, the Issuer may pay or authorize the payment of the same not earlier than the date such payment is otherwise due instead of issuing a substitute Note, provided security or indemnity is furnished as above required.

          (c)  Every substitute Note issued pursuant to the provisions of this
Section 11 by virtue of the fact that any Note is destroyed, stolen or lost shall, with respect to such Note, constitute an additional contractual obligation of the Issuer, whether or not the destroyed, stolen or lost Note shall at any time be enforceable by any person, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

          (d) All Notes shall be held and owned upon the express condition that (to the extent permitted by law) the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, stolen or lost Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute now existing or hereinafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 12. CANCELLATION.

     All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any person other than the Fiscal Agent, be delivered to the Fiscal Agent and shall be promptly cancelled by it. The Issuer may at any time deliver to the Fiscal Agent for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Fiscal Agent. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Agreement. Cancelled Notes may be held or destroyed by the Fiscal Agent, and the Fiscal Agent shall promptly deliver to the Issuer a certificate of destruction with respect to any Note which is destroyed.

                                       11            FISCAL AGENCY AGREEMENT

Section 13. APPLICATION OF FUNDS; RETURN OF UNCLAIMED FUNDS.

     Until used or applied as herein provided, all funds received by the Fiscal Agent hereunder shall be held for the purposes for which they were received and for the benefit of the Holders of the Notes. Subject to any abandoned property, property laws that may be applicable, any funds paid, or caused to be paid, by the Issuer to the Fiscal Agent and held by the Fiscal Agent for payment of amounts due in respect of any Notes that remain unclaimed for thirty (30) months after such amounts shall have become due and payable, shall be paid or repaid, as the case may be, to the Issuer by the Fiscal Agent and the Fiscal Agent shall inform the Issuer as to the specific Notes to which such funds relate, and any Person claiming such funds shall thereafter have an unsecured claim against the Issuer for payment thereof and shall look only to the Issuer for the payment thereof and all liability of the Fiscal Agent with respect to such funds shall thereupon cease. Any funds held by the Fiscal Agent shall remain uninvested. The Fiscal Agent may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such release of payment (including, but not limited to, mailing notice of such release to Holders or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Fiscal Agent, at the last address of record of each such Holder).

Section 14. FISCAL AGENT'S STANDARD OF CARE; LIABILITY.

          (a) Neither the Fiscal Agent nor its directors, officers, employees or agents shall be liable for any act or omission hereunder except in the case of gross negligence, bad faith or willful misconduct of the Fiscal Agent in violation of its duties under this Agreement. The duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, its duties and obligations shall be solely those specifically set forth in this Agreement, and no implied covenants shall be read into this Agreement against the Fiscal Agent.

          (b) The Fiscal Agent may consult with counsel selected by the Fiscal Agent and shall be fully protected in any action taken or not taken in good faith in accordance with the advice of such counsel. The Fiscal Agent may rely conclusively and shall be fully protected in acting or refraining from acting upon any notice, certificate or other document furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Fiscal Agent shall be entitled to presume the genuiness and due authorization of any signature appearing on any document or instrument. The Fiscal Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Fiscal Agent shall in no event be liable for the application or misapplication of funds by any other Person, or for the acts or omissions of any other Person (including, without limitation, the Issuer or any authenticating agent). The Fiscal Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that if the form thereof is prescribed by this Agreement the Fiscal Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Fiscal Agent may exercise or carry out any of its duties under this Agreement either directly or indirectly through agents, nominees, custodians or attorneys, and shall not be responsible for any acts or omissions on the part of any such agent, nominee, custodian or attorney appointed

                                       12            FISCAL AGENCY AGREEMENT
with due care. To the extent permitted by applicable law, the Fiscal Agent shall not be required to give any bond or surety in the execution of its duties. The Fiscal Agent shall not be obligated to take any remedial action unless and until first provided indemnity and security satisfactory to it for payment of any costs, expenses or liabilities that may be incurred. The Fiscal Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Fiscal Agent or unless a Responsible Officer of the Fiscal Agent has received written notice thereof from the Issuer, the Collateral Agent or the Holder of a Note.

          (c) In the absence of gross negligence or bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusive rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Fiscal Agent which conform to the requirements of this Agreement.

          (d) The Fiscal Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Fiscal Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Fiscal Agent was negligent in ascertaining the pertinent facts.

          (e) None of the provisions of this Agreement shall require the Fiscal Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          (f) Whenever in the administration of the provisions of this Agreement the Fiscal Agent shall reasonably deem it necessary or desirable that a matter be proved or established prior to the taking or suffering of any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Fiscal Agent, be deemed to be conclusively proved and established by a certificate signed by an Authorized Representative and delivered to the Fiscal Agent and such certificate, in the absence of gross negligence or bad faith on the part of the Fiscal Agent, shall be full authority to the Fiscal Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance thereon.

          (g) Anything in this Agreement to the contrary notwithstanding, in no event shall the Fiscal Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Fiscal Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

Section 15. ISSUANCE OF NOTES ON CLOSING DATE.

     The Notes to be issued on the Closing Date shall be executed by the Issuer and shall be delivered to the Fiscal Agent for authentication, and thereupon the same shall be authenticated and delivered by the Fiscal Agent (or any authenticating agent appointed thereby) upon Issuer Order.

                                       13            FISCAL AGENCY AGREEMENT

Section 16. COMPENSATION AND INDEMNIFICATION.

The Issuer agrees to pay to the Fiscal Agent such reasonable fees for its services as shall be agreed from time to time between the Fiscal Agent and the Issuer, and to reimburse the Fiscal Agent for its reasonable out-of-pocket costs, expenses (including reasonable legal fees and expenses), disbursements and advances, if any, incurred or made in accordance with any provisions of this Agreement, its administration of the terms hereof, performance of its duties hereunder or exercise an enforcement of the terms hereof (in each case whether acting as fiscal agent, paying agent, registrar or otherwise hereunder), except any such expense, cost, disbursement or advance as may be attributable to the Fiscal Agent's gross negligence, bad faith or willful misconduct. The Issuer agrees to indemnify and hold harmless the Fiscal Agent, its directors, officers, employees and agents (each, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any and all liabilities, damages, losses, costs and expenses (including reasonable legal fees and expenses) relating to or arising out of or in connection with the Fiscal Agent's appointment hereunder, or its Agreements (in each case whether acting as fiscal agent, paying agent, registrar or otherwise hereunder), except to the extent caused by the gross negligence, bad faith or willful misconduct of such Indemnified Party. The foregoing indemnity includes, but is not limited to, any action taken or omitted in good faith within the scope of this Agreement upon telephone, facsimile or other electronically transmitted instructions, if authorized herein, received from or reasonably believed by the Fiscal Agent, acting in good faith, to have been given by, an Authorized Representative. The obligations of the Issuer pursuant to this Section shall survive the satisfaction or termination of this Agreement, and the resignation or removal of the Fiscal Agent pursuant to Section 22.

Section 17. SUPPLEMENTAL AGREEMENTS.

          (a) WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders of the Notes, the Issuer and the Fiscal Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto for any of the following purposes:

               (i) to evidence the succession of a successor entity to the Issuer and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; PROVIDED that such action shall not adversely affect the interests of the Holders of Notes in any material respect;

               (ii) to take any action deemed reasonably necessary by the Issuer to prevent the reduction of amounts payable on the Notes;

               (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Fiscal Agent with respect to the Notes, pursuant to the requirements of Section 22 hereof;

               (iv) to take any action necessary or helpful to prevent the Issuer or the Fiscal Agent (in its capacity as Fiscal Agent under this Agreement) from becoming subject to any withholding or other taxes, fees or assessments;

               (v) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision hereunder, or to make any other

                                       14            FISCAL AGENCY AGREEMENT
     provisions with respect to matters or questions arising herein upon receipt by the Fiscal Agent of written direction from the Issuer (as to which the Fiscal Agent may rely) describing in reasonable detail such ambiguity or inconsistency or other circumstance requiring amendment, and the modification proposed; provided that such action shall not adversely affect the interests of the Holders of Notes in any material respect;

               (vi) to correct any manifest error in any provision hereof upon receipt by the Fiscal Agent of written direction from the Issuer (as to which the Fiscal Agent may rely) describing in reasonable detail such error and the modification necessary to correct such error; or

               (vii) to increase the aggregate principal amount of Notes authorized and permitted to be issued hereunder to $28,750,000.

          (b) WITH CONSENT OF HOLDERS. With the consent of the Holders of Notes representing more than 66-2/3% of the aggregate principal amount of the outstanding Notes affected by a supplemental agreement or agreement referred to below, the Issuer and the Fiscal Agent may enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Holders of Notes under this Agreement; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of the Holder of each outstanding Note affected thereby:

               (i) change the method or methods by which any payment amount shall be determined for any Note, or reduce the amount thereof, or change the coin or currency in which any Note or any amount thereon is payable; or

               (ii) reduce the percentage amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental agreement, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences provided for in this Agreement; or

(iii) modify any of the provisions of this Section 17, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

          (c) EXECUTION AND EFFECT OF SUPPLEMENTAL AGREEMENTS. Upon the execution of any supplemental agreement under this Section, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of a Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. In executing any supplemental agreement pursuant to this Section 17, the Fiscal Agent shall be entitled to receive, and shall be protected in conclusively relying upon, an Opinion of Counsel to the effect that such supplemental agreement, and the Fiscal Agent's execution and delivery thereof, is authorized or permitted under this Agreement.

                                       15            FISCAL AGENCY AGREEMENT

The Fiscal Agent shall not be obligated to enter into any supplemental agreement which affects its rights, duties or obligations hereunder.

          (d) REFERENCE TO SUPPLEMENTAL AGREEMENTS. Notes authenticated and delivered after the execution of any supplemental agreement pursuant to this
Section 17 may, and shall if required by the Fiscal Agent, bear a notation in form approved by the Fiscal Agent as to any matter provided for in such supplemental agreement. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Fiscal Agent and the Issuer, to any such supplemental agreement, may be prepared and executed by the Issuer and authenticated and delivered by the Fiscal Agent in exchange for outstanding Notes.

     Section 18. LIMITATION ON SUITS.

It is understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Holder or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

     Section 19. [RESERVED.]

     Section 20. [RESERVED.]

     Section 21. NOTICES.

          (a) All communications by or on behalf of the Issuer relating to the issuance, transfer, exchange or payment of Notes or any interest therein shall be directed to the Fiscal Agent at its address set forth in subsection (b)(ii) hereof.

     Where this Agreement provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if such notice is in writing and either mailed, first-class postage prepaid, or delivered via facsimile, hand delivery or overnight courier to each Noteholder affected by such event, at such Noteholder's address as it appears on the Note Register, in the case of (a) not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

     In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders. Any notice that is given in the manner herein provided shall conclusively be presumed to have been duly given whether or not actually received by such Noteholder. Any notice to Noteholders provided for in this Agreement shall be deemed to have been given on the date of mailing.

     Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Fiscal Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                                       16            FISCAL AGENCY AGREEMENT

     In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be reasonably satisfactory to the Fiscal Agent shall be deemed to be a sufficient giving of such notice.

          (b) Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be addressed as follows, or to such other addresses as the parties hereto shall specify from time to time:

               (i)   if to the Issuer:
                     iBasis, Inc.
                     20 Second Avenue
                     Burlington, MA 01803
                     Telephone: 781-505-7500,

                     with a copy to: Johan V. Brigham, Esq., Bingham McCutcheon LLP, 150 Federal Street, Boston MA 02110;

               (ii) if to the Fiscal Agent or the Collateral Agent: at the Corporate Trust Office, or at any other address furnished in writing to the Issuer by the Fiscal Agent.

     Section 22. RESIGNATION OR REMOVAL OF FISCAL AGENT AND APPOINTMENT OF SUCCESSOR FISCAL AGENT; MERGER, CONVERSION AND CONSOLIDATION.

          (a) The Issuer agrees, for the benefit of the Holders from time to time of the Notes, that there shall at all times be a Fiscal Agent hereunder, which shall be a company authorized to engage in the activities set forth in this Agreement, subject to supervision or examination by governmental authorities, until all the Notes authenticated and delivered hereunder (A) shall have been delivered to the Fiscal Agent for cancellation or (B) become due and payable and monies sufficient to pay the amounts due in respect of the Notes shall have been made available for payment and either paid or returned to the Issuer as provided herein, whichever event occurs earlier. Any transfer agent appointed by the Fiscal Agent pursuant to Section 8(b) of this Agreement shall be a bank or trust company authorized to exercise corporate trust powers and that has a combined capital and surplus of at least $50,000,000.

          (b) The Fiscal Agent may at any time resign as such agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; PROVIDED, HOWEVER, that such date shall be not less than 60 days after the giving of such notice by the Fiscal Agent to the Issuer. The Fiscal Agent may be removed at any time by the filing with it of an instrument in writing signed by an Authorized Representative of the Issuer and specifying such removal and the date, which shall be at least 60 days after the date of such written notice, upon which it is intended to become effective. Any

                                       17            FISCAL AGENCY AGREEMENT
such resignation or removal shall take effect on the date of the appointment by the Issuer of a successor fiscal agent and the acceptance of such appointment by such successor fiscal agent that qualifies as such under clause (a) of this Section. In the event of resignation by the Fiscal Agent, if a successor agent has not been appointed by the Issuer within 60 days after the giving of notice by the Fiscal Agent of its intention to resign, the Fiscal Agent may, at the expense of the Issuer, petition any court of competent jurisdiction for appointment of a successor Fiscal Agent; provided that it shall be qualified under clause (a) of this Section. Upon any such resignation or removal, the Fiscal Agent shall transfer to the successor Fiscal Agent (or, if none shall have been appointed, to the Issuer) all monies held by the Fiscal Agent on behalf of the Issuer in respect of any Notes, any unissued Notes and all books and records related to Notes maintained by the Fiscal Agent, including a copy of the Note Register.

          (c) Any corporation or bank into which the Fiscal Agent hereunder may be merged or converted, or any corporation or bank with which the Fiscal Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation or bank to which the Fiscal Agent shall sell or otherwise transfer all or substantially all of the corporate trust business of the Fiscal Agent, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          (d) The successor Fiscal Agent shall give prompt notice of the resignation and removal of the Fiscal Agent and the appointment of a successor Fiscal Agent to the Holders of the Notes by notifying the Holders of the Notes in accordance with Section 21 hereof. Each notice shall include the name of the successor Fiscal Agent and the address of the office from which this Agreement shall be administered.

     Section 23. BENEFIT OF AGREEMENT.

     This Agreement is solely for the benefit of the parties hereto (and to the extent provided herein, for the benefit of the Holders of the Notes from time to time, or the beneficial owners for whose account they hold), and their respective successors and assigns, and nothing herein, express or implied, shall give to any other persons any benefits or any legal or equitable right, remedy or claim under or by virtue of this Agreement. No party hereto may assign any of its rights or obligations hereunder except with the prior written consent of all the parties hereto.

     Section 24. [RESERVED.]

     Section 25. NOTES HELD BY THE FISCAL AGENT; OTHER BUSINESS RELATIONS.

     The Fiscal Agent, in its individual or other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not acting as issuing and paying agent hereunder. The Fiscal Agent may conduct other business with the Issuer from time to time (including but not limited to its appointment and service as Collateral Agent under the Securities Exchange Agreement ).

                                       18            FISCAL AGENCY AGREEMENT

     Section 26. AMENDMENT.

     This Agreement may not be amended by either party hereto except in accordance with the provisions of Section 17 hereof.

     Section 27. GOVERNING LAW; SEALED INSTRUMENT.

     This Agreement is to be delivered and performed in, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of The Commonwealth of Massachusetts. Each of the parties intends this Agreement to take effect as a sealed instrument.

     Section 28. COUNTERPARTS.

     This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, and each such counterpart, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 29. EXHIBITS.

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 30. [RESERVED.]

     Section 31. PRESCRIPTION.

     The Notes shall become void unless presented for payment within ten years from the related Relevant Date therefor. "RELEVANT DATE" means the date on which the final payment in respect of the Notes first becomes due, except that if the full amount of the monies payable has not been duly received by the Fiscal Agent on or prior to such due date, it means the date on which such monies have been so received.

     Section 32. IDENTIFICATION OF NOTEHOLDERS.

     On demand of the Issuer, a Holder of a Note shall notify the Issuer whether or not such Note is held by a United States person and the name and status of the Holder as an individual, partnership, corporation, or other entity and such other information the Issuer shall reasonably request for purposes of tax reporting of the Issuer or other Noteholders.

     Section 33. TERMINATION: SURVIVAL OF PROVISIONS.

     Upon the soonest to occur of (i) the date on which the final payment on the Notes (whether at maturity, upon acceleration or otherwise) been made, (ii) the date on which all of the outstanding Notes have otherwise been surrendered to the Fiscal Agent by the Issuer or on its behalf to the Fiscal Agent for cancellation, or (ii) the date on which the Issuer, the Fiscal Agent and the Holders of outstanding Notes otherwise agree in writing that this Agreement shall

                                       19            FISCAL AGENCY AGREEMENT
terminate (and, in the case of any of the foregoing, the Fiscal Agent shall have distributed or applied all of the funds held in the Note Account in accordance with this Agreement), the obligations and duties of the Fiscal Agent under this Agreement shall terminate. Notwithstanding the termination of this Agreement, the rights of the Fiscal Agent and obligations of the Issuer under Section 16, the rights of the Issuer under Section 32 and the obligations of the Noteholders under Section 32, shall survive.

     Section 34. Successors and Assigns.

     This Agreement shall be binding upon the Fiscal Agent and the Issuer and their respective successors and assigns and shall inure to the benefit of the Fiscal Agent and the Issuer and their respective successors and assigns.

                                       20            FISCAL AGENCY AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by a duly authorized officer, intending it to take effect as of the day and year first above written.


                                                iBASIS, INC.


                                                By: /s/ Ofer Gneezy
                                                   -----------------------------
                                                Name:  Ofer Gneezy
                                                Title: President and CEO

                                                iBASIS GLOBAL, INC.


                                                By: /s/ Richard G. Tennant
                                                   -----------------------------
                                                Name:  Richard G. Tennant
                                                Title: Treasurer and CFO


                                                U.S. BANK NATIONAL ASSOCIATION,
                                                as Fiscal Agent


                                                By: /s/ John A. Brennan
                                                   -----------------------------
                                                Name:  John A. Brennan
                                                Title: Trust Officer

                                      S-1               FISCAL AGENCY AGREEMENT

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO iBASIS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE
(2)(C) ABOVE), IT WILL FURNISH TO U.S. NATIONAL BANK ASSOCIATION, AS FISCAL AGENT (OR A SUCCESSOR FISCAL AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE FISCAL AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO U.S. NATIONAL BANK ASSOCIATION, AS FISCAL AGENT (OR A SUCCESSOR FISCAL AGENT, AS APPLICABLE). THE FISCAL AGENCY AGREEMENT CONTAINS A PROVISION REQUIRING THE FISCAL AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS
NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

THE TERMS OF THIS NOTE ARE SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF JANUARY 30, 2003, AMONG SILICON VALLEY BANK,

THE CREDITORS NAMED THEREIN AND U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT AND FISCAL AGENT.

                                  iBASIS, INC.
                              iBASIS GLOBAL, INC.
                       11.5% SENIOR SECURED NOTE DUE 2005

                                                             CUSIP: ____________
No.: ___                                                            $15,100,000

iBasis, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware, and iBasis Global, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein collectively called the "Issuer", which term includes any successor corporation under the Fiscal Agency Agreement referred to on the reverse hereof), for value received hereby, on a joint and several basis, promise to pay to Cede & Co. or registered assigns, the principal sum of Fifteen Million One Hundred Thousand Dollars ($15,100,000) on January 15, 2005, at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Fiscal Agency Agreement, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on January 15 and July 15 of each year, commencing July 15, 2003, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 11.5%, from January 15 or July 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from January _30, 2003, until payment of said principal sum has been made or duly provided for.

Notwithstanding the foregoing, if the date hereof is after any January 1 or July 1, as the case may be, and before the following January 15 or July 15, this Note shall bear interest from such January 15 or July 15; provided, however, that if the Issuer shall default in the payment of interest due on such January 15 or July 15, then this Note shall bear interest from the next preceding January 15 or July 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from January _30, 2003. Except as otherwise provided in the Fiscal Agency Agreement or the Exchange Agreement referred to on the reverse hereof, the interest payable on the Note pursuant to the Exchange Agreement on any January 15 or July 15 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the January 1 or July 1 (whether or not a Business Day) next preceding such January 15 or July 15, as provided in the Fiscal Agency Agreement; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Exchange Agreement or the Fiscal Agency Agreement. Interest may, at the option of the Issuer, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Debt, as defined in the

Subordination Agreement referred to on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts, and for all purposes shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, without regard to the principles of conflicts of laws.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Fiscal Agent or a duly authorized authenticating agent under the Fiscal Agency Agreement.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

                                                iBASIS, INC.


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                                iBASIS GLOBAL, INC.


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

Dated: January ___, 2003

FISCAL AGENT'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes described in the within-named Fiscal Agency Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Fiscal Agent

By:
   -------------------------------
Name:
Title:


By:
   -------------------------------
      As Authenticating Agent
  (if different from Fiscal Agent)

                                REVERSE OF NOTE

                                  iBASIS, INC.
                              iBASIS GLOBAL, INC.

                      11.5% SENIOR SECURED NOTES DUE 2005

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 11.5% Senior Secured Notes Due 2005 (herein called the "Notes"), limited to the aggregate principal amount of $15,100,000, all issued or to be issued under and pursuant to a Securities Exchange Agreement dated as of January 30, 2003 (herein called the "Exchange Agreement"), among the Issuer, iBasis Securities Corporation, the Symphony Funds party thereto and U.S. Bank National Association, as collateral agent (herein called the "Collateral Agent") to which Exchange Agreement and all exchange agreements supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Collateral Agent, the Issuer and the holders of the Notes. The Issuer has appointed U.S. Bank National Association as fiscal agent, (herein called the "Fiscal Agent") and as paying agent in respect of the Notes upon the terms and subject to the conditions contained in a Fiscal Agency Agreement dated as of January _30, 2003 (herein called the "Fiscal Agency Agreement"), between the Issuer and the Fiscal Agent.

In case an Event of Default (as defined in the Exchange Agreement) shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared by either the Collateral Agent or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Exchange Agreement.

The Exchange Agreement contains provisions prohibiting the changing, waiver, discharge or termination of the Exchange Agreement without the consent of each holder of a Note directly affected thereby if such change, waiver, discharge or termination shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, (ii) amend, modify or waive the provisions of Section 13.4 of the Exchange Agreement, (iii) reduce the percentage specified in, or otherwise modify the definition of "Demand Holders" or "Required Holders" stated therein,
(iv) consent to the assignment or transfer by the Issuer of any of its rights and obligations under the Exchange Agreement, (v) establish any new obligations for any holder of a Note not relating to the subject matter of the Exchange Agreement or (ii) release all or substantially all of the collateral or guarantees with respect to the Obligations specified in the Exchange Agreement. Subject to the provisions of the Exchange Agreement, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Exchange Agreement and its consequences except a default in the payment of interest. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Exchange Agreement) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Subordination Agreement dated as of January 30, 2003 (herein called the "Subordination Agreement"), among the Investors party thereto and Silicon Valley Bank, subordinated and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Subordination Agreement), and this Note is issued subject to the provisions of the Subordination Agreement with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

No reference herein to the Exchange Agreement, the Fiscal Agency Agreement or the Subordination Agreement and no provision of this Note or of the Exchange Agreement, the Fiscal Agency Agreement or the Subordination Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are issuable in registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Exchange Agreement, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Notes may be prepaid at the election of the Issuer, as a whole or in part from time to time, at any time, upon notice as set forth in Section 4.2 of the Exchange Agreement, at the following prepayment prices (expressed in percentages of the outstanding principal amount of the Note, as the case may be, being prepaid) plus accrued and unpaid interest on such prepaid principal amount to the prepayment date, minus the number of percentage points reflected by the product of (i) 10.1695 and (ii) the difference between (A) the average closing trading price of the Common Stock of iBasis, Inc. (the "Common Stock") for the five trading days immediately prior to, but not including, the date of such prepayment and (B) the Common Stock price denoted below in the column titled "Minimum Common Stock Price" (the "Note Prepayment Price"); provided, however, that in no event shall the Note Prepayment Price be less than 100% of the outstanding principal amount of the Notes to be prepaid, plus accrued and unpaid interest on such principal amount to the prepayment date:

                                                                    PERCENTAGE OF
                                                                    OUTSTANDING                MINIMUM COMMON
DATE OF PREPAYMENT                                                  PRINCIPAL AMOUNT           STOCK PRICE
-------------------------------------------------------------------------------------------------------------
AFTER                              PRIOR TO AND INCLUDING
-------------------------------------------------------------------------------------------------------------
November 15, 2002                  January 15, 2003                 124.9167%                  $2.00
January 15, 2003                   July 15, 2003                    123.0000%                  $2.25
July 15, 2003                      January 15, 2004                 117.2500%                  $3.50
January 15, 2004                   July 15, 2004                    111.5000%                  $4.25
July 15, 2004                      January 15, 2005                 105.7500%                  $5.00

If a Change of Control (as defined in the Exchange Agreement) occurs at any time prior to maturity of the Notes, the Issuer shall, within one Business Day, make an offer to prepay all of the Notes then outstanding at the Note Prepayment Price set forth above. If the Issuer or any Subsidiary receives any Net Asset Sale Proceeds (as defined in the Exchange Agreement) in excess of $250,000 (or if a Default or an Event of Default shall then exist, regardless of amount), which in each such case does not result in a Change of Control, then the Issuer shall, within one Business Day (or cause its Subsidiary receiving such proceeds to pay) to the holders as a prepayment of the Notes the lesser of (a) the amount of such Net Asset Sale Proceeds and (b) the Aggregate Prepayment Amount (excluding any portion of such Net Asset Sale Proceeds which so long as no Default or Event of Default exists, (x) in the case of proceeds of business interruption insurance, is used in the ordinary course of the Issuer's and its Subsidiaries' business and (y) in the case of proceeds of casualty insurance, is applied for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property).

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Fiscal Agency Agreement, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Exchange Agreement and the Fiscal Agency Agreement, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Issuer, the Fiscal Agent, any authenticating agent, any paying agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or any Note registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Issuer nor the Fiscal Agent nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Exchange Agreement or any supplemental exchange agreement or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts, and for all purposes shall be construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to principles of conflicts of laws. Terms used in this Note and defined in the Exchange Agreement are used herein as therein defined.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM - as tenants in common
          TEN ENT - as tenant by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common
          UNIF GIFT MIN ACT - ____________ Custodian _____________
                               (Cust)                   (Minor)

          under Uniform Gifts to Minors Act

          --------------------------------------------
                          (State)
Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------

----------------------------------------------------

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------------------

------------------------------------------------------------------------------

----------------------------------------------------

----------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

----------------------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

----------------------------------------------------
Attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note (other than any transfer pursuant to a registration statement that has been declared effective under the Securities
Act), the undersigned confirms that such Note is being transferred:

     / / To iBasis, Inc. or a subsidiary thereof; or / / Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

/ /  The transferee is an Affiliate of the Issuer.

Dated:
      ------------------------                  --------------------------------

                                                --------------------------------
                                                       Signature(s)

                                                Signature(s) must be guaranteed
                                                by an "eligible guarantor
                                                institution" meeting the
                                                requirements of the Note
                                                registrar, which requirements
                                                include membership or
                                                participation in the Security
                                                Transfer Agent Medallion Program
                                                ("STAMP") or such other
                                                "signature guarantee program" as
                                                may be determined by the Note
                                                registrar in addition to, or in
                                                substitution for, STAMP, all in
                                                accordance with the Securities
                                                Exchange Act of 1934, as
                                                amended.


                                                -------------------------------
                                                Signature Guarantee
NOTICE: The signature of the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

----------------------------

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

------------------------------------------------------------------------------
                         (name and address of assignee)

the within Senior Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Senior Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:                                                                        */
     ------------------------                   ------------------------------
                                                Signature Guaranteed


                                                                              */
                                                ------------------------------
----------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Senior Note in every particular, without alteration, enlargement or any change whatever.

                                                                       EXHIBIT B

                     FORM OF INVESTOR REPRESENTATION LETTER

                        FORM OF INVESTOR REPRESENTATION

     This certificate is delivered to U.S. Bank National Association in connection with the sale today by [NAME OF TRANSFEROR] (the "Transferor") of [AMOUNT] of 11.5% Senior Secured Notes, CUSIP No: 450732 AB 8, (the "Notes") issued by iBasis, Inc. and iBasis Global, Inc. (the "Sale") to the undersigned (the "Investor"). The Investor hereby represents and warrants that it has full power and authority to execute and deliver this certificate and hereby represents and warrants that:

1. Such Investor understands that the Sale has not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, and its Notes may not be transferred, resold or otherwise disposed of, except pursuant to an effective registration statement under the Act or pursuant to an exemption from the registration requirements of the Act.

2. Such Investor is acquiring its Notes for its own account only and not with a view to distribution of such Notes, in whole or in part, in violation of the Act or the securities laws of any state.

3. Such Investor is a "qualified institutional buyer" as such term is defined in Rule 144A under the Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of its respective Notes and having had access to, or having been furnished with, all information as it has considered necessary, has concluded that it is able to bear those risks.

4. Such Investor acknowledges that so long as appropriate its respective Notes will bear a legend relating to restrictions on transfer except in compliance with the Act.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ___ day of ______ 200_.



                                                ------------------------------
                                                By:

                                                Title:

                                                For:


                                       B-1